EXHIBIT 99.1

Zomedica Pharmaceuticals Corp. Announces  Second Quarter 2018 Financial Results

ANN ARBOR, Mich., Aug. 09, 2018 (GLOBE NEWSWIRE) -- Zomedica Pharmaceuticals Corp. (NYSE American:ZOM) (TSX-V:ZOM) (“Zomedica” or “Company”), a veterinary diagnostic and pharmaceutical company, today reported consolidated financial results for the second quarter ended June 30, 2018. Amounts, unless specified otherwise, are expressed in U.S. dollars and presented under accounting principles generally accepted in the United States of America (“U.S. GAAP”).

“Strategically, we have made significant progress in advancing our product pipeline with the addition of our innovative point-of-care diagnostic product, ZM-020,” said Gerald Solensky, Jr., Chairman and CEO of Zomedica. “This new product, along with others in our pipeline, are focused on bringing best-in-class solutions to clinical veterinarians that increase practice productivity and elevate the standard of care they provide to our companion animals.”

Corporate Highlights

  On May 10, 2018 Zomedica announced it entered into a development, commercialization and exclusive distribution agreement with Seraph Biosciences, Inc. to develop and market a novel pathogen detection system in the form of an innovative point-of-care diagnostic instrument, referred to as ZM-020.
  On June 19, 2018 Zomedica provided a product development update and expected milestones of the diagnostics, ZM-017 and ZM-020, and the therapeutics, ZM-007, ZM-012, ZM-006 and ZM-011.
  On June 25, 2018 Zomedica announced it joined the Russell 3000™ Index and the Russell Microcap® Index at the conclusion of the Russell US Indexes annual reconstitution.
  On June 28, 2018 Zomedica announced that it had sold an aggregate of 1,861,627 common shares at a price of $2.15 per share in a private offering for aggregate gross proceeds of $4,002,496.

Summary Second Quarter 2018 Results
Zomedica recorded net loss and comprehensive loss for the three and six months ended June 30, 2018 of $4,144,398 or $0.04 per share and $6,315,727 or $0.07 per share, compared to a loss of $1,588,370 or $0.02 per share and $3,421,106 or $0.04 per share for the three and six months ended June 30, 2017.

Zomedica, which is in the development stage, recorded no revenues in the three and six months ended June 30, 2018. For the three and six months ended June 30, 2018, net loss resulted from research and development (“R&D”) expenses of $2,534,620 and $3,134,961, general and administrative (“G&A”) expenses of $1,248,490 and $2,408,662, and professional fees of $336,455 and $708,402. For the three and six months ended June 30, 2017, the net loss was attributed to G&A expenses of $748,610 and $1,575,635, R&D expenses of $504,235 and $1,120,684 and professional fees of $314,658 and $696,194.

Expenditures for R&D for the three and six months ended June 30, 2018 were $2,534,620 and $3,134,961 compared to $504,235 and $1,120,684 for the three and six months ended June 30, 2017. The increases were primarily due to the up-front licensing fee related to the signing of a development, commercialization and exclusive distribution agreement with Seraph Biosciences, Inc. of $1,738,513, and accrued payments to Seraph for previously incurred development costs of $333,247 included in contracted expenditures. The up-front licensing fee represented the issuance of unregistered common shares having a value of $1,238,513 and a cash payment of $500,000. Other significant expenditures include contracted expenditures of $438,689 and $708,212, and salaries of $174,067 and $326,439 for the three and six months ended June 30, 2018. However, there was also a reduction in salaries, bonuses and benefits as we did not have a Chief Medical Officer in the three and six months ended June 30, 2018. Overall there was an increased level of lab activities, including in vitro and in vivo work, to support the further development of our product candidates ZM-017, ZM-020, ZM-007, ZM-012, ZM-006 and ZM-011. We expect that our R&D expenditures in 2018 will be significantly higher than in 2017, due to the upfront and milestone payments of licensed technologies, initiation of pilot and pivotal studies related to our four investigational new animal drug applications, work related to verification and validation of ZM-020 and ZM-017, and additional veterinary pharmaceutical candidates, diagnostic developments and technologies.

G&A expenses for the three and six months ended June 30, 2018 were $1,248,490 and $2,408,662 compared to $748,610 and $1,575,635 for the three and six months ended June 30, 2017. The increases were primarily due to significant expenses related to the addition of personnel, accounting for salaries of $859,268 and $1,502,555. Increases to salaries in the three and six months ended June 30, 2018 include the addition of a Chief Commercial Officer, a Vice President of Sales and accrued severance to a former officer of the Company. Other expenses for the three and six months ended June 30, 2018 included regulatory expense of $90,142 and $193,700, travel and accommodation of $70,463 and $191,868, insurance costs of $77,282 and $157,743, and office expenses of $61,460 and $138,406. We expect that general and administrative expense will increase in 2018 and future periods as we increase our level of activity.

Professional fees for the three and six months ended June 30, 2018 were $336,455 and $708,402 compared to $314,658 and $696,194 for the three and six months ended June 30, 2017. Professional fees for the 2018 period consisted primarily of consulting fees incurred in connection with preparation and completion of additional SEC filings and updates, and costs incurred in being a public company across two jurisdictions, Canada and U.S.

Liquidity and Outstanding Share Capital
Zomedica had cash and cash equivalents of $4,279,163 as of June 30, 2018, compared to $3,448,147 as of December 31, 2017. The increase in cash during the six months ended June 30, 2018 is mainly a result of the cash flows provided by financing activities, partially offset by cash flows used in operating activities as discussed below.

For the three and six months ended June 30, 2018, cash flows used in operating activities amounted to $2,740,495 and $4,448,289. The largest uses of cash stemmed from an increase in salaries, bonus and benefits as we had 20 employees at June 30, 2018, compared to 18 employees at June 30, 2017. Other significant increases in uses of cash include the Seraph up-front licensing fee cash payment of $500,000, increased regulatory and insurance expenses related to our listing on the NYSE American, and increased travel and accommodation expenses related to business development and pre-marketing activities.

For the three and six months ended June 30, 2018 the cash flows from financing activities relate to cash proceeds from financing of $4,002,496 and the exercise of stock options of $30,522 for the three months ended and $1,438,308 for the six months ended June 30, 2018.

As of June 30, 2018, Zomedica had an unlimited number of authorized common shares with 94,511,209 common shares issued and outstanding. As of August 9, 2018, Zomedica had 94,511,209 common shares issued and outstanding.

As of June 30, 2018 and December 31, 2017, Zomedica had shareholders’ equity of $4,734,157 and $4,387,085, respectively.

For complete financial results, please see Zomedica’s filings on EDGAR and SEDAR or visit the Zomedica website at www.ZOMEDICA.com.

About Zomedica
Based in Ann Arbor, Michigan, Zomedica (NYSE American:ZOM) (TSX-V:ZOM) is a veterinary diagnostic and pharmaceutical company creating products for companion animals (canine, feline and equine) by focusing on the unmet needs of clinical veterinarians. Zomedica’s product portfolio includes novel diagnostics and innovative therapeutics that emphasize patient health and practice health. With a team that includes clinical veterinary professionals, it is Zomedica’s mission to give veterinarians the opportunity to lower costs, increase productivity, and grow revenue while better serving the animals in their care. For more information, visit www.ZOMEDICA.com.

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Reader Advisory
Neither TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of the release.

Except for statements of historical fact, this news release contains certain "forward-looking information" within the meaning of applicable securities law. Forward-looking information is frequently characterized by words such as "plan", "expect", "project", "intend", "believe", "anticipate", "estimate" and other similar words, or statements that certain events or conditions "may" or "will" occur. Although we believe that the expectations reflected in the forward-looking information are reasonable, there can be no assurance that such expectations will prove to be correct. We cannot guarantee future results, performance or achievements. Consequently, there is no representation that the actual results achieved will be the same, in whole or in part, as those set out in the forward-looking information.

Forward-looking information is based on the opinions and estimates of management at the date the statements are made, and are subject to a variety of risks and uncertainties and other factors that could cause actual events or results to differ materially from those anticipated in the forward-looking information. Some of the risks and other factors that could cause the results to differ materially from those expressed in the forward-looking information include, but are not limited to: uncertainty as to whether our strategies and business plans will yield the expected benefits; availability and cost of capital; the ability to identify and develop and achieve commercial success for new products and technologies; the level of expenditures necessary to maintain and improve the quality of products and services; changes in technology and changes in laws and regulations; our ability to secure and maintain strategic relationships; risks pertaining to permits and licensing, intellectual property infringement risks, risks relating to future clinical trials, regulatory approvals, safety and efficacy of our products, the use of our product, intellectual property protection and the other risk factors disclosed in our filings with the Securities and Exchange Commission and under our profile on SEDAR at www.sedar.com. Readers are cautioned that this list of risk factors should not be construed as exhaustive.

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Investor Relations Contacts
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+1 647.283.3630

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Media Contact
Andrea Eberle
aeberle@zomedica.com
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